Exhibit 99.1

NorthStar Realty Finance Announces Plan to Spin-off European

Real Estate Business into a Separate Publicly-Traded REIT

NEW YORK, February 26, 2015 — NorthStar Realty Finance Corp. (NYSE: NRF) (“NorthStar Realty” or the “Company”) today announced that its Board of Directors unanimously approved a plan to spin-off its European real estate business into a separate publicly-traded REIT, NorthStar Realty Europe Corp. (“NorthStar Realty Europe”).   NorthStar Realty Europe is expected to be listed on the New York Stock Exchange and the Company is evaluating a dual-listing in Europe.  NorthStar Realty Europe will be managed by NorthStar Asset Management Group Inc. (NYSE: NSAM) pursuant to a management agreement substantially consistent with NorthStar Realty’s existing management agreement with NSAM.  NorthStar Realty currently owns or has under contract approximately $2 billion of European commercial real estate properties (excluding European healthcare assets) that will be contributed to NorthStar Realty Europe as part of the proposed spin-off (the “Portfolio”).  The Company expects that the proposed spin-off will be treated for tax purposes as a distribution to NorthStar Realty common stockholders equal to the fair market value of the distributed NorthStar Realty Europe shares.  The proposed spin-off is expected to be completed in the second half of 2015.

The proposed spin-off would provide NorthStar Realty common stockholders with a separate and distinct business focused on investing in pan-European commercial real estate assets through an equity REIT structure with target leverage levels of 40-50%.  The Company believes that the transaction represents an opportunity to unlock value for NorthStar Realty shareholders through benchmarking NorthStar Realty Europe against publicly-traded European equity REITs, many of which trade at substantial NAV premiums and at implied capitalization rates that would translate into substantial immediate value creation for NorthStar Realty shareholders.  The Portfolio is located primarily in the United Kingdom, France and Germany and is well-positioned to capitalize on improving European macroeconomic trends and property fundamentals.  NorthStar Realty will continue to be a leading investor in diversified commercial real estate assets with approximately 80% of its assets in owned real estate post spin-off.

NorthStar Realty Chairman and Chief Executive Officer, David Hamamoto commented, “We are constantly searching for ways to maximize shareholder value.  As an equity REIT with superior access to capital and the capability to execute complex, cross-border pan-European transactions, we believe NorthStar Realty Europe will enjoy competitive advantages over other European investment vehicles and will be uniquely positioned to exploit opportunities in Europe.”

Mr. Hamamoto continued, “We believe that NorthStar Realty Europe will represent one of the only premier, high-quality pan-European commercial real estate portfolios available in the market.  We expect NorthStar Realty Europe to create significant shareholder value by capitalizing on substantial internal and external growth prospects at a critical inflection point in the European real estate cycle, which has lagged the U.S. recovery and currently exhibits a historically wide spread between cap rates and interest rates.”

NorthStar Realty Europe Corp.  Initial Portfolio Overview

•                  Diversified approximately $2 billion pan-European portfolio with 50 high-quality properties located in many key Western European markets, including London, Paris, Amsterdam, Frankfurt, Berlin, Milan, Madrid and Brussels

•                  Office properties comprise approximately 90% of the Portfolio with prime assets in the United Kingdom, Germany and France accounting for approximately two-thirds of the Portfolio’s rental income

•                  Portfolio includes five million square feet, is 92% occupied with strong credit tenants such as BNP Paribas, Cushman and Wakefield, Ernst & Young and Deloitte, and has a remaining weighted average lease term of approximately five years

Management Contract with NorthStar Asset Management Group

NorthStar Realty Europe will be managed by NSAM under a 20-year management contract substantially consistent with NorthStar Realty’s existing management agreement with NSAM.  The contract will provide for (i) an annual base management fee of $10 million for approximately $2 billion of European investments in the Portfolio plus 1.5% on any incremental “equity” (as defined in the management agreement) raised at NorthStar Realty Europe (or “equity” raised at NorthStar Realty prior to consummation of spin-off that is utilized for new European investments that are not currently under contract and that are transferred to NorthStar Realty Europe as part of the spin-off) and (ii) incentive fees based on per share Cash Available for Distribution (“CAD”) hurdles to be established at the time of the proposed spin-off.

Investor Information and Conference Call

An investor presentation discussing the proposed transaction is available in the investor relations section of NorthStar Realty’s website.  NorthStar Realty will discuss the proposed transaction on its earnings call scheduled for Friday, February 27, 2015, at 10:00 a.m. Eastern time.  The call will be webcast live over the Internet from NorthStar Realty’s website, www.nrfc.com, and will be archived on the website.  The conference call can also be accessed live over the phone by dialing 888-523-1228 or, for international callers, by dialing 719-325-2452, and using passcode 2629771.  A replay of the conference call will be available beginning approximately two hours after the call through Thursday, March 5, 2015 by dialing 888-203-1112 or, for international callers, 719-457-0820, and using pass code 2629771.

Advisors

UBS Investment Bank and Deutsche Bank Securities Inc. are serving as financial advisors, Green Street Advisory & Consulting Group is serving as a strategic advisor and Sullivan & Cromwell LLP is serving as legal advisor to NorthStar Realty Finance Corp.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a diversified commercial real estate company that is organized as a REIT.  NorthStar Realty is managed by an affiliate of NorthStar Asset Management Group Inc., a global asset management firm.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will,” “expect” or other similar words or expressions.  Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information.  These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from those forward-looking statements.  These factors include, but are not limited to, the performance of the Portfolio, NorthStar Realty’s ability to close on the commitments in the Portfolio on the terms anticipated, or at all, NorthStar Realty’s ability to complete the spin-off on the terms anticipated, if at all, NorthStar Realty’s ability to access capital and obtain financing on favorable terms, or at all, the equity and debt mix of NorthStar Realty’s portfolio; the ability to capitalize on attractive investment opportunities, both domestically and internationally; NorthStar Realty’s ability to realize estimated CAD; NorthStar Realty’s ability to expand in Europe and the real estate market conditions, both in the United States and in Europe.  Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in NorthStar Realty’s Annual Report on Form 10-K for the year ended December 31, 2013,

Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and its other filings with the Securities and Exchange Commission.

Any forward-looking statements contained herein speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772